As filed with the Securities and Exchange Commission on November __, 2001



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

            5G WIRELESS COMMUNICATIONS, INC. (Formerly Tesmark, Inc.)
_______________________________________________________________________________
             (Exact name of registrant as specified in its charter)



      NEVADA                                        82-0351882
(State or other jurisdiction of                    (I.R.S. Employer
incorporation or organization)                     Identification No.)


                                              Consulting Agreement with
                                                     Michael Tan
_______________________________________________________________________________
                                              (Full title of the plan)


 Corporate Capital Formation, 2921 N. Tenaya Way, Suite 208, Las Vegas,
NV 89128
                     (Name and Address of Agent for Service)


                                 (702) 214-8440
          (Telephone number including area code, of agent for service)


                                           CALCULATION OF REGISTRATION FEE


                                        Proposed    Proposed
                                        Maximum     Maximum
                          Amount of     Offering    Aggregate     Amount
                          Shares to be  Price per   Offering      of Reg
                          Registered    Share       Proce         Fee


$.001 par value Common      1,500,000    $0.02      $30,000        $7.50
  Stock
Totals                      1,500,000    $0.02      $30,000        $7.50

________________________________________________________________________

Total No. of pages: 23                       Exhibit Index on Page No: 14



     Pursuant to Rule 416(c) promulgated under the Securities Act of 1933, as amended, the Registration Statement also covers an indeterminate amount of Shares to be offered or sold as a result of any adjustments from stock splits, stock dividends or similar events.

     Based upon the average bid and asked prices of the Company's Common Stock in over-the-counter trading on November 5, 2001.


                                   PROSPECTUS

                        5G WIRELESS COMMUNICATIONS, INC.
                          2921 N. Tenaya Way, Suite 216
                               Las Vegas, NV 89128
                                 (702) 647-4877

                       (1,500,000 SHARES OF COMMON STOCK)



     This Prospectus relates to the offer and sale by 5G Wireless Communications, Inc. ("FGWC"), a Nevada corporation ("the Company") of shares of its $0.001 par value common stock (the "Common Stock) to a certain consultant of the Company (the "Consultant) pursuant to agreements entered into between the Company and the Consultant. The Company is registering hereunder and then issuing upon receipt of adequate consideration therefor to the Consultant 1,500,000 shares of the Common Stock in consideration for services rendered and to be rendered under the agreements.

     The Common Stock is not subject to any restriction on transferability. Recipients of shares other than persons who are affiliates of the Company within the meaning of the Securities Act of 1933 (the Act) may sell all or part of the shares in any way permitted by law including sales in the over-the-counter market at prices prevailing at the time of such sale. None of the shares registered hereunder are being sold to anyone who is an affiliate of the Company. An affiliate is, summarily, any director, executive officer or controlling shareholder of the Company. The affiliates of the Company may become subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (the Exchange Act) which would limit their discretion in transferring the shares acquired in the Company. If the Consultant who is not now an affiliate becomes an affiliate of the Company in the future; he would then be subject to Section I(b) of the Exchange Act (See General Information --- Restrictions on Resale).

     The Common Stock is Listed on the OTC bulletin board under the symbol FGWC.

     THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.




                 The date of this Prospectus is November 5, 2001



     This Prospectus is not part of any Registration Statement which was filed and been effective under the Securities Act of 1933 as amended (the Securities
Act) and does not contain all of the information set forth in the Registration Statement, certain portions of which have seen offered pursuant to the rules and regulations promulgated by the U.S. Securities and Exchange Commission (The
Commission) under the Securities Act. The statements in this Prospectus as to the contents of any contracts or other documents filed as an exhibit to either the Registration Statement or other filings of the Company with the Commission are qualified in their entirety by the reference thereto.

     A copy of any document or part thereof incorporated by reference in this Prospectus but not delivered herewith will be furnished without charge upon written or oral request. Requests should be addressed to: 5G WIRELESS
COMMUNICATIONS, INC.,2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128, telephone (702) 647-4877.

     The Company is subject to the reporting requirements of the Exchange Act and in accordance therewith files reports and other information with the Commission. These reports as well as the proxy statements, information statements and other information filed by the Company under the Exchange Act may be reviewed and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.C. Washington D.C. 20549. Copies my be obtained at the prescribed rates. In addition the Common Stock is quoted on the a automated quotation system maintained by the National Association of Securities Dealers, Inc. (NASD). Thus copies of these reports, proxy statements, information statements and other information may also be examined at the offices of the NASD at 1735 K Street N.C. Washington DC 20549.

     No person has been authorized to give any information or to make any representation, other than those contained in this Prospectus, and if given or made, such other information or representation must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer or a solicitation by anyone in any state in which such is not authorized or in which the person making such is not qualified or to any one to whom it is unlawful to make an offer or solicitation

     Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has not been a change in the affairs of the Company since the date hereof.




                                TABLE OF CONTENTS


PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1. PLAN lNFORMATION

GENERAL lNFORMATION
The Company
Purpose
Common Stock
The Consultant
No Restrictions on Transfer
Tax Treatment to the Consultant
Tax Treatment to the Company
Restrictions on Resales

DOCUMENTS INCORPORATED BY REFERENCE & ADDITIONAL INFORMATION

ITEM 2. REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL
INFORMATION
Legal Opinion and Experts
Indemnification of Officers and Directors

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  lNCORPORATION OF DOCUMENTS BY REFERENCE

ITEM 4.  DESCRIPTION OF SECURITIES

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

ITEM 8.  EXHIBITS

ITEM 9.  UNDERTAKINGS

EXHIBIT INDEX




                                     PART 1

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

GENERAL INFORMATION

The Company

     The Company has its principal offices at 2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128, telephone (702) 647-4877.

Purposes

     The Common Stock will be issued by the Company pursuant to an agreement entered into between the Consultant and the Company and approved by the Board of Directors of the Company (the "Board of Directors"). The agreements are intended to provide a method whereby the Company may be stimulated by the personal
involvement   of  the  Consultant  in  the  Company's   business   planning  and
development, thereby advancing the interests of the Company, and all of its shareholders. A copy of the agreement has been filed as an exhibit to this Registration Statement.

Common Stock

     The Board has  authorized  the  issuance of up to  1,500,000  shares of the
Common  stock  to  the  Consultant  upon   effectiveness  of  this  registration
Statement.

The Consultant

     The Consultant, who is also an Employee of the Company, has agreed to provide his expertise and advice to the Company on a non-exclusive basis for the purpose of assisting the Company in its identifying acquisition targets and structuring mergers and other acquisitions, business development, business strategy and corporate image.

No Restrictions on Transfer

     The Consultant will become the record and beneficial owners of the shares of Common Stock upon issuance and delivery and are entitled to all of the rights of ownership, including the right to vote any shares awarded and to receive ordinary cash dividends on the Common Stock.

Tax Treatment to the Consultant



     The Common Stock is not qualified under Section 401(a) of the Internal Revenue Code. The Consultant, therefore, will be deemed for federal income tax purposes to recognize ordinary income during the taxable year in which the first of the following events occurs: (a) the shares become freely transferable, or
(b) the shares cease to be subject to a substantial risk of forfeiture. Accordingly, the Consultant will receive compensation taxable at ordinary rates equal to the fair market value of the shares on the date of receipt since there will be no substantial risk of forfeiture or other restrictions on transfer. If, however, the Consultant receives shares of common stock pursuant to the exercises of an option or options at an exercise price below the fair market value of the shares on the date of exercise, the difference between the exercise price and the fair market value of the stock on the date of exercise will be deemed ordinary income for federal income tax purposes. The Consultant is urged to consult his tax advisor on this matter. Further, if any recipient is an "affiliate", Section 16(b) of the Exchange Act is applicable and will affect the issue of taxation.

Tax Treatment to the Company

     The amount of income recognized by any recipient hereunder in accordance with the foregoing discussion will be an expense deductible by the Company for federal income tax purposes of the taxable year of the Company during which the recipient recognizes income.

Restrictions of Resales

     In the event that an affiliate of the Company acquires shares of Common Stock hereunder, the affiliate will be subject to Section 16(b) of the Exchange Act. Further, in the event that any affiliate acquiring shares hereunder has sold or sells any shares of Common Stock in the six months preceding or following the receipt of shares hereunder, any so called "profit", as computed under Section 16(b) of the Exchange Act, would be required to be disgorged from the recipient to the Company. Services rendered have been recognized as valid consideration for the "purchase" of shares in connection with the "profit" computation under Section 16(b) of the exchange Act. The Company has agreed that for the purpose of any "profit" computation under 16(b) the price paid for the common stock issued to affiliates is equal to the value of services rendered. Shares of common Stock acquired hereunder by persons other than affiliates are not subject to Section 16(b) of the Exchange Act.

DOCUMENTS INCORPORATED BY REFERENCE AND ADDITIONAL INFORMATION

The Company hereby incorporates by reference (i) its annual report of Form 10-KSB for the year ended December 31, 2000, filed pursuant to Section 13 of the Exchange Act, (ii) any and all Forms 10-Q (10-QSB) filed under the Securities or Exchange Act subsequent to any filed form 10-K (or 10-KSB), as well as all other reports filed under Section 13 of the Exchange Act, and (iii) its annual report, if any, to shareholders delivered pursuant to Rule 14a-3 of the Exchange Act. In addition, all further documents filed by the Company pursuant to Section 13, 14, or 15(d) of the Exchange Act prior to the termination of this offering are deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing. All documents which when together, constitute this Prospectus, will be sent or given to participants by the Registrant as specified by Rule 428(b)(1) of the Securities Act.


Item 2.  Registrant Information and Employee Plan Annual Information


     A copy of any document or part hereof incorporated by reference in this Registration Statement but not delivered with this Prospectus or any document required to be delivered pursuant to Rule 428(b) under the Securities Act will be furnished without charge upon written or oral request. Requests should be addressed to: 5G WIRELESS COMMUNICATIONS, INC., 2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128, telephone (702) 647-4877.

Legal Opinions and Experts

     Warren J. Soloski has rendered an opinion on the validity of the securities being registered. Mr. Soloski is not an "affiliate" of the Company and does not have any interest in the registrant.

     The financial statements of 5G WIRELESS COMMUNICATIONS, INC., incorporated by reference in the Company's Annual Report (Form 10-KSB) for the period ended December 31, 2000, have been audited by RANDY SIMPSON, P.C., Certified Public Accountant, independent auditors, as set forth in their report incorporated herein by reference and are incorporated herein in reliance upon such report given upon the authority of the firm as experts in auditing and accounting.

Indemnification of Officers and Directors

     Insofar as indemnification of liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the company, the company has been informed that in the opinion of the commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

     Registrant  hereby  states that (i) all  documents set forth in (a) through
(c), below, are incorporated by reference in this  registration  statement,  and
(ii) all documents subsequently filed by registrant pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

     (a) Registrant's latest Annual Report, whether filed pursuant to Section 13(a) or 15(d) of the Exchange Act;

     (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report referred to in (a), above; and

     (c) The latest prospectus filed pursuant to Rule 424(b) under the Securities Act.


Item 4.  Description of Securities

     No description of the class of securities (i.e., the $.001 par value Common Stock ) is required under this item because the common Stock is registered under
Section 12 of the Exchange Act.


Item 5.  Interests of Named Experts and Counsel

     Mr.   Soloski,   whose  firm  is  rendering  the  legal  opinion  for  this registration, will not benefit from the registration of shares under the terms of the consulting agreement.

Item 6.  Indemnification of Directors and Officers

     The company's by-laws, in accordance with Nevada Revised Statutes (Section 78.751), provide that to the extent he is otherwise fairly and reasonably entitled thereto, the Company shall indemnify a Director or Officer, a former Director or Officer, or a person who acts or acted at the Company's request as a Director or Officer of a body corporate of which the Corporation is or was a shareholder or creditor (or a person who undertakes or has undertaken any liability on behalf of the Company or any such body corporate and his heirs and legal representatives, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by him in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a Director or Officer of the Company or such body corporate, if

     (a) he acted honestly and in good faith with a view to the best interests of the Company; and

     (b) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, he had reasonable grounds for believing that his conduct was lawful.

     The Nevada Revised Statutes (NRS) provide that directors shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director except for liability (i) for any breach of the directors' duty of loyalty to the Company or its shareholders, (ii) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of law, (iii) for authorizing a distribution that is unlawful under the Nevada Revised Statutes, or (iv) for any transaction from which the director derived an improper personal benefit. Such provision protects directors against personal liability for monetary damages for breaches of their duty of care.

     The Company may purchase and maintain insurance for the benefit of its Directors and Officers as such, as the Board of directors may from time to time determine.


Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

     (a) The  following  exhibits  are  filed as part of this  S-8  registration
statement   pursuant  to  Item  601  of  Regulation  S-B  and  are  specifically incorporated herein by this reference:




Exhibit No.                         Title

 4.                                 Not Applicable

 5.                                 Opinion of Warren J. Soloski regarding
                                    the legality of the securities registered.

10.                                 Consulting Agreement with Michael Tan,

15.                                 Not Required

23.1 Consent of Warren J. Soloski, special counsel to registrant, to the use of his opinion with respect to the legality of the securities being registered hereby and to the references to him in the Prospectus filed as a part hereof.

23.2                                Consent of Randy Simpson, P.C., Certified
                                    Public Accountant

27.                                 Not Required

28.                                 Not Required

29.                                 Not Required

Item 9.  Undertakings

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of registrant pursuant to the foregoing provisions, or otherwise, registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by registrant of expenses incurred or paid by a director, officer or controlling person of registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

     (i) include any prospectus required by Section 10(a)(3) of the Securities Act;



     (ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement; and

     (iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

     provided, however, paragraphs (i) and (ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is incorporated by reference from periodic reports filed by the registrant small business issuer under the Exchange Act.

     (2) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment to the registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant's annual report pursuant to Section 13(a) of the Securities Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such Securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Las Vegas, Nevada on the 20th day of November, 2001.


                                        5G WIRELESS COMMUNICATIONS, INC.
                                         (Registrant)



                                         By:    /s/ Michael Tan
                                         Michael Tan, President



     Pursuant to the requirements of the 1933 Act, this registration statement or amendment has been signed by the following persons in the capacities and on the dates indicated:

  Signatures                  Title                      Date


/s/ Michael Tan           President                  November 20, 2001
    Michael Tan           Director

/s/ Allen Schwabe         Secretary/Treasurer        November 20, 2001
    Allen Schwabe         Director

/s/ Richard Lajeunesse    Chief Technology Officer   November 20, 2001
    Richard Lajeunesse




        FORM S-8 REGISTRATION STATEMENT

         EXHIBIT INDEX

     The following Exhibits are filed as part of this registration statement pursuant to Item 601 of Regulation S-B and are specifically incorporated herein by this reference:

Exhibit Number
In Registration
Statement                           Descriptions                  Numbered Page
_______________________________________________________________________________

 5.               Opinion of Counsel                          15

10.               Consulting Agreement with Michael Tan,      17

23.1              Consent of Warren J. Soloski                22

23.2              Consent of Randy Simpson, P.C.,
                  Certified Public Accountant.                 23






Michael Tan
5G WIRELESS COMMUNICATIONS, INC.
2921 N. Tenaya Way, Suite 216.
Las Vegas, NV 89128

         Re:  Legal Opinion for S-8 Registration Statement

Dear Mr. Tan:

     At your request, I have examined the form of Registration Statement which 5G WIRELESS COMMUNICATIONS, INC. (the "Company") is filing with the Securities and Exchange Commission, on Form S-8 (the "Registration Statement"), in connection with the registration under the Securities Act of 1933, as amended, of 1,500,000 shares of your Common Stock (the "Stock") issuable pursuant to satisfaction of conditions set forth in the agreement with the Consultant to the Company (the "Consulting Agreement").

     In rendering the following opinion, I have examined and relied only upon the documents, and certificates of officers and directors of the Company as are specifically described below. In my examination, I have assumed the genuineness of all signatures, the authenticity, accuracy and completeness of the documents submitted to me as originals, and the conformity with the original documents of all documents submitted to me as copies. My examination was limited to the following documents and no others:

     1. Certificate of Incorporation of the Company, as amended to date;

     2. Bylaws of the Company, as amended to date;

     3. Resolutions adopted by the Board of Directors of the Company authorizing entry into a consultant agreement;

     4. The Registration Statement;

     5. The agreements with the entity for the shares being registered in the Registration Statement.



     I have not undertaken, nor do I intend to undertake, any independent investigation beyond such documents and records, or to verify the adequacy or accuracy of such documents and records. Based upon the foregoing, it is my opinion that: (i) the Stock to be issued under the agreements, subject to effectiveness of the Registration Statement and compliance with applicable blue sky laws, and execution of the Consulting Agreement in accordance with the contracts as contemplated, when issued, will be duly and validly authorized, fully paid and non-assessable; and (ii) no consent, approval, order or authorization of any regulatory board, agency, or instrumentality having jurisdiction over the Company or its properties (other than registration under the Act or qualification under state securities or Blue Sky laws or clearance from the NASD) is required for the valid authorization, issuance and delivery of the Stock, or, if required, it has been obtained and is in full force and effect.

     I express no opinion as to compliance with the securities or "blue sky" laws of any state in which the stock delivered upon fulfillment of the agreements is proposed to be offered and sold or as to the effect, if any, which non-compliance with such laws might have on the validity of issuance of the stock.

     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein. Other than as provided in the preceding sentence, this opinion (i) is addressed solely to you, (ii) may not be relied upon by any other party, (iii) covers only matters of federal law and nothing in this opinion shall be deemed to imply any opinion related to the laws of any other jurisdiction, (iv) may not be quoted or reproduced or delivered by you to any other person, and (v) may not be relied upon for any other purpose whatsoever. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

     By giving you this opinion and consent, I do not admit that I am an expert with respect to any part of the Registration Statement within the meaning of the term "expert" as used in Section 11 of the Securities Act of 1993, as amended, or the Rules and Regulations of the Securities and Exchange Commission promulgated thereunder.

     The information set forth herein is as of the date of this letter. I disclaim any undertaking to advise you of changes which may be brought to my attention after the effective date of the Registration Statement.

Very truly yours,

   /s/  Warren J. Soloski
Warren J. Soloski


 INDEPENDENT CONTRACTOR/CONSULTING AGREEMENT



     THE AGREEMENT is made and entered into as of this 1st day of November, 2001 by and between 5G WIRELESS COMMUNICATIONS, INC., hereinafter referred to as "Client", with its principal place of business at 2921 N. Tenaya Way, Suite 216, Las Vegas, NV 89128, and Michael Tan, with his place of business at 990 Highland Drive, Suite 106, Solana Beach, CA 92075, hereinafter referred to as "Consultant".

RECITALS

     A. WHEREAS, Client is a development stage company; and

     B. WHEREAS, the Consultant is generally knowledgeable in the areas of identifying acquisition targets consistent with the business operations of the Company and possesses experience in merger structure, corporate image advertising, business development and business strategy; and

     C. WHEREAS, the Company wishes to engage the Consultant on a nonexclusive basis as an independent contractor to utilize Consultant's general acquisition experience and specific merger structure experience for this type of Company, corporate image advertising, and business development and strategy expertise; and

     D. WHEREAS, the Consultant is willing to be so retained on the terms and conditions as set forth in this Agreement.

                                                 AGREEMENT

     NOW, THEREFORE, in consideration of the promises and the mutual agreements hereinafter set forth, the parties hereto agree as follows:

     1. Engagement. The Company hereby retains and engages Consultant to perform the following consulting services (the "Consulting Services");

     1.1 Duties of Consultant. In addition to his duties as President of the Company, the Consultant will provide such services and advice to the Company so as to assist the Company in identifying acquisition targets for the Company and advise the Company in structuring mergers or other acquisitions. Without limiting the generality of the foregoing, Consultant will also assist the Company in developing, studying and evaluating acquisition proposals, prepare reports and studies thereon when advisable, and assist in negotiations and discussions pertaining thereof. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the Company or, if such target is found, that any transaction will be completed. Consultant will assist the Company in creating its corporate image advertising, business development and business strategy. This Agreement is not a contract for listing services, and nothing in this Agreement will require the Consultant to negotiate on behalf of the Company with corporations that are involved with listings or making a market in corporate securities in the OTC markets.


     2. Duties Expressly Excluded. This Agreement expressly excludes the Consultant from providing any and all capital formation and/or public relation services to the Company inclusive of but not limited to (i) direct or indirect promotion of the Company's securities; (ii) assistance in making of a market in the Company's securities; and (iii) assistance in obtaining debt and/or equity financing. The Consultant shall not have the power of authority to bind the Company to any transaction without the Companys prior written consent.

     3. Consideration. Client and Consultant agree that Consultant receive from the Client a fee One Million Five Hundred Thousand, (1,500,000) shares of Clients common stock, in advance, as consideration for the services rendered or to be rendered pursuant to this Agreement.

     4. Term. This Agreement shall be effective for a term of twelve (12) months starting from the date first written above unless sooner terminated upon mutual written agreement of the parties hereto.

     5. Expenses. Consultant shall bear his out-of-pocket costs and expenses incident to performing the Consulting Services, without a right of reimbursement form the Company unless such expenses are pre-approved by the Company.

     6. Consultant's Liability. In the absence of gross negligence or willful misconduct on the part of the Consultant or the Consultant's breach of any terms of this Agreement, the Consultant shall not be liable to the Company or to any officer, director, employee, stockholder or creditor of the Company, for any act or omission in the course of or in connection with the rendering or providing of services hereunder. Except in those cases where the gross negligence or willful misconduct of the Consultant or the breach by the Consultant of any terms of this Agreement is alleged and proven, the Company agrees to defend, indemnify, and hold the Consultant harmless from and against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in the defense of the Consultant) which may in any way result from services rendered by the Consultant pursuant to or in any connection with this Agreement. This indemnification expressly excludes any and all damages as a result of any actions or statements, on behalf of the Company, made by the Consultant without the prior approval or authorization of the Company.

     7. Company's Liability. The Consultant agrees to defend, indemnify, and hold the Company harmless from an against any and all reasonable costs, expenses and liability (including reasonable attorney's fees paid in defense of the Company) which may in any way result pursuant to its gross negligence or willful misconduct or in any connection with any actions taken or statements made, on behalf of the Company, without the prior approval or authorization of the Company or which are otherwise in violation of applicable law.

     8. Representations. The Consultant makes the following representations: a. Consultant has no prior or existing legally binding obligations that are in conflict with its entering into this Agreement;

     b. Consultant shall not offer or make payment of any consideration to brokers, dealers, or others for purposes of inducing the purchase, making of a market or recommendation for the purchase of the Company's securities;

     c. Consultant is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     d. Consultant's activities and operations fully comply with now and will comply with in the future all applicable state and federal securities laws and regulations;

     e. Consultant understands that, as a result of its services, it may come to possess material non-public information about the Company, and that it has implemented internal control procedures designed to reasonably to insure that it and none of its employees, agents, Consultant or affiliates, trade in the securities of client companies while in possession of material non-public information;
     f. During the Term of this Agreement and for a period of two years thereafter, the Consultant shall treat as the Company's confidential trade secrets all date, information, ideas, knowledge and papers pertaining to the affairs of the Company. Without limiting the generality of the foregoing, such trade secrets shall include: the identity of the Company's customers, suppliers and prospective customers and suppliers; the identity of the Company's creditors and other sources of financing; the Company's estimating and costing procedures and the cost and gross prices charged by the Company for its products; the prices or other consideration charged to or required of the Company by any of its suppliers or potential suppliers; the Company's sales and promotional policies; and all information relating to entertainment programs or properties being produced or otherwise developed by the Company. The Consultant shall not reveal said trade secretes to others except in the proper exercise of its duties for the Company, or use their knowledge thereof in any way that would be detrimental to the interest of the Company, unless compelled to disclose such information by judicial or administrative process; provided, however, that the divulging of information shall not be a breach of this Agreement to the extent that such information was (i) previously known by the party to which it is divulged, (ii) already in the public domain, all through no fault of the Consultant, or (iii) required to be disclosed by Consultant pursuant to judicial or governmental order. The Consultant shall also treat all information pertaining to the affairs of the Company's suppliers and customers and prospective customers and suppliers as confidential trade secrets of such customers and suppliers and prospective customers and suppliers, and:

     g. Consultant agrees to notify the Company immediately if, at any time, any of the representations and warranties made by the Consultant herein are no longer true and correct or if a breach of any of the representations and warranties made by the Consultant herein occurs,

     9. The Company makes the following representations:

     a. The Company is not currently the subject of an investigation or inquiry by the Securities and Exchange Commission, the NASD, or any state securities commission;

     b. The Company is in good standing in its state of incorporation;

     c. The Company and its senior management are not aware of any materially adverse events not previously disclosed in the Company's annual and quarterly reports with the Securities and Exchange Commission.

     10. Entire Agreement. This Agreement embodies the entire agreement and understanding between the Company and the Consultant and supersedes any and all negotiations, prior discussions and preliminary and prior agreements and understandings related to the primary subject matter hereof. This Agreement shall not be modified except by written instrument duly executed by each of the parties hereto.

     11. Waiver. No waiver of nay of the provisions of this Agreement shall be deemed, or shall constitute a waiver of any other provisions, nor shall any waiver constitute a continuing wavier. No waiver shall be binding unless executed in writing by the party making the waiver.

     12. Assignment and Binding Effect. This Agreement and the rights hereunder may not be assigned by the parties (except by operation of law or merger) and shall be binding upon and inure to the benefit of the parties and their respective successors, assigns and legal representatives.

     13. Notices. Any notice or other communication between the parties hereto shall be sufficiently given if sent by certified or registered mail, postage prepaid, or faxed and confirmed at the following locations:

                           Company:
                           5G WIRELESS COMMUNICATIONS, INC.
                           2921 N. Tenaya Way, Suite 216
                           Las Vegas, NV 89128
                           Attn: Michael Tan

                           Consultant:
                           Michael Tan
                           Unit
                           05-03
                           20   Balmoral
                           Crest
                           Singapore
                           Attn: Michael Tan

     or at such other location as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice or other communication shall be deemed to be given on the date of receipt.

     14. Severability. Every provision of this Agreement is intended to be severable. If any term or provision hereof is deemed unlawful or invalid for any reason whatsoever, such unlawfulness or invalidity shall not affect the validity of this Agreement.

     15. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws.

     16. Headings. The headings of this Agreement are inserted solely for the convenience of reference and are not part of, and are not intended to govern, limit or aid in the construction of any term or provision hereof.

     17. Further Acts. Each party agrees to perform any further acts and execute and deliver any further documents that may be reasonably necessary to carry out the provisions and intent of this Agreement.

     18. Acknowledgment Concerning Counsel. Each party acknowledges that it had the opportunity to employ separate and independent counsel of its own choosing in connection with this Agreement.

     19. Independent Contractor Status. There is no relationship, partnership, agency, employment, franchise or joint venture between the parties. The parties have no authority to bind the other or incur any obligations on their behalf.

     20. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have duly execute this Agreement as of the date first written above.

5G WIRELESS COMMUNICATIONS, INC.


BY:_____________________________________
         Michael Tan its President


Michael Tan


BY:_______________________________
 MichaelTan

         WARREN J. SOLOSKI Letterhead


         CONSENT OF COUNSEL


     I consent to the filing of this opinion as an exhibit to any filing made with the Securities and Exchange Commission or under any state or other jurisdiction's securities act for the purposes of registering, qualifying or establishing eligibility for an exemption from registration or qualification of the stock issued as described in the Registration Statement in connection with the offering described therein.



            /s/  Warren J. Soloski
         Warren J. Soloski
         Special Counsel to 5G WIRELESS COMMUNICATIONS, INC.

         RANDY SIMPSON P, PC
         CERTIFIED PUBLIC ACCOUNTANT  Letterhead

         CONSENT OF INDEPENDENT AUDITORS


     We consent to the use in this Registration Statement of 5G WIRELESS COMMUNICATIONS, INC. on Form S-8 for my report relating to the financial statements of 5G WIRELESS COMMUNICATIONS, INC. dated.
December 31, 2000.

            /s/                   P.C.    Certified Public Accountant